Exhibit 99.1
Grubb & Ellis Company
1551 N. Tustin Avenue
Suite 300
Santa Ana, California 92705
July 21, 2008
Via Electronic transmission
Mr. Anthony W. Thompson
Thompson National Properties, LLC
1901 Main Street, Suite 108
Irvine, California 92614
     Re: Grubb & Ellis Company (“Grubb & Ellis” or the “Company”)
Dear Mr. Thompson:
     We have reviewed your correspondence of June 26, 2008 wherein you asked to be reappointed to the Board of Directors of Grubb & Ellis.
     The Board has considered your request and after careful consideration has determined that it would not be in the best interests of the Company’s stockholders for you to rejoin the Board.
     Thank you for your interest in the Company and your continued support.

Very truly yours,
/s/ Glenn L. Carpenter

Glenn L. Carpenter Chairman of the Board of Directors Grubb & Ellis Company